Exhibit 10.8

NOTE PAYABLE

This Note Payable (‘the Note”), dated as of February 22, 2011, is entered into between Edward E. Sigmond (“Lender”) and The Great American Food Chain, Inc. (“Borrower”) as of the date first set forth above.  The above information is subject to all of the terms and conditions of this Agreement. The parties agree as follows:

1. Note and Payments.  Since 2001, the Lender, and entities owned by Lender, including Kestrel Holdings, Inc., Kestrel Securities, Inc., ER Gaston, Ltd., and 3101 Gaston, Inc. have loaned money to Borrower.  Borrower and Lender also acknowledge that Lender may continue to forward monies to Borrower in the future and that any future monies loaned shall be subject to the terms of this Agreement.  The Lender acknowledges and agrees that all past monies loaned to Borrower, and any future monies to be loaned to Borrower may be used by Borrower at Borrower’s discretion.   For the purpose of this Agreement all past monies loaned to Borrower and any future monies to be loaned to Borrower by Mr. Sigmond or by any of the previously mentioned entities owned by Mr. Sigmond, shall be included in this Note Payable to Lender.

(a) Previous Expense.  As of December 31, 2010, Borrower acknowledges that it has Borrowed past funds as reflected in the schedule below:

Year	Addition to Principal	Accrued Principal
2010	$261.00	$737,728.59
2009	$24,045.81	$737,467.59
2008	$12,647.00	$713,421.78
2007	$50,987.39	$700,774.78
2006	$45,503.82	$649,787.39
2005	$62,419.89	$604,283.67
2004	$411,753.09	$541,863.78
2003	$128,160.69	$130,110.69
2002	$1,850.00	$1,950.00
2001	$100.00	$100.00

(b) Interest.  Borrower shall pay interest on the Note and other monetary Obligations at a fixed rate equal to seven percent (7%) per annum (“Interest Rate”).  Interest shall be calculated on the basis of a 12-month year for the actual number of months elapsed, and shall be due and payable on the Maturity Date defined below.  Interest shall begin accruing the last day of the month following the initial loan, hereby acknowledged as April 30, 2001 and reflected on the attached Schedule I.  Interest shall accrue on a monthly basis as a fractional percentage represented as one twelfth of the Interest Rate and shall apply to that month’s ending balance (calculated as accrued office expense less Company payments.)   The attached Schedule I defines all Notes and interest calculations through December 31, 2010; this principal balance is acknowledged as $737,728.59 and the interest balance is $ 377,030.33

(c) Compound Interest.  Interest shall accrue on a monthly basis as a fractional percentage represented as one twelfth of the Interest Rate and shall apply to the previous year’s ending interest balance.

(d) Maturity Date.  All amounts outstanding hereunder and future amounts owed are due and payable on December 31, 2011, (the “Original Maturity Date”).

(e) Payments.  Any payments from the Company to Lender shall first be applied against the principal balance prior to being recognized as payment of interest.  The Company may make payments to Lender at its discretion prior to the Maturity Date.

2. Representations and Warranties.  Borrower represents to Lender as follows (which shall be deemed continuing throughout the term of this Agreement):

(a) Authorization.  Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a Material Adverse Effect; the execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby have been duly and validly authorized by all necessary corporate action, and do not violate Borrower’s articles or certificate of incorporation, or by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property.

3. Events of Default.   Any one or more of the following shall constitute an Event of Default under this Agreement:

(a) Borrower shall fail to pay any principal of or interest on the Note or any other monetary Obligations within ten  (10) days after the date due; or

(b) Borrower shall fail to comply with any other provision of this Agreement, which failure is not cured within ten (10) days after such failure occurs; or

(c) Any warranty, representation, statement, report or certificate made or delivered to Lender by Borrower or on Borrower’s behalf, taken together, shall be untrue or misleading in a material respect as of the date given or made; or

(d) There shall be a change in the record or beneficial ownership of an aggregate of more than 51% of the outstanding shares of stock of Borrower; or

(e) Dissolution, termination of existence, or insolvency of Borrower; or Borrower fails to meet its debts as they mature; or appointment of a receiver, trustee or custodian, for all or any material part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by or against Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect (except that, in the case of a proceeding commenced against Borrower, Borrower shall have 60 days after the date such proceeding was commenced to have it dismissed); or

The occurrence of a “Material Adverse Effect”, which shall mean (i) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or financial or other condition of Borrower, or (ii) the impairment of Borrower’s ability to perform its Obligations or of Lender’s ability to enforce the Obligations or realize upon the Shares..

4. Remedies.  Upon the occurrence and during the continuance of any Event of Default, Lender, at its option, may do any one or more of the following, without notice except for such notices as are required by law: (a) Accelerate and declare the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation.

5. Waivers. The failure of Lender at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Lender shall not waive or diminish any right of Lender later to demand and receive strict compliance therewith.  Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar.  None of the provisions of this Agreement or any other agreement shall be deemed to have been waived except by a specific written waiver signed by the Lead Lender and delivered to Borrower.  Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, general intangible, document or guaranty at any time held by Lender on which Borrower is or may in any way be liable, and notice of any action taken by Lender, unless expressly required by this Agreement.

6. Costs; Indemnity.  Borrower shall reimburse Lender for all of the following (“Costs”): all reasonable attorneys’ fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Lender, pursuant to, in connection with, or relating to this Agreement or its enforcement (whether or not any lawsuit is filed), including, but not limited to, any reasonable attorneys’ fees and costs Lender incur relating to preparation and negotiation of this Agreement and the documents relating to this Agreement. Lender shall provide an itemized statement of Costs to Borrower, if so requested by Borrower. If either Lender or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs, including (but not limited to) reasonable attorneys’ fees incurred in connection therewith. Borrower shall indemnify Lender for any losses, claims, actions, causes of action, penalties, and reasonable costs and expenses (including reasonable attorneys’ fees), which Lender may sustain or incur based upon or arising out of this Agreement, any of the Obligations, any other relationship or agreement between Lender and Borrower, or any other matter relating to Borrower or the Obligations, except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of Lender or any of their directors, officers, employees, agents, attorneys, or any other person affiliated with or representing Lender.  The indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall continue in full force and effect.

7. Notices.  All notices under this Agreement shall be in writing and shall be deemed to have been given (a) upon receipt, when delivered by hand or by electronic facsimile transmission, or (b) upon actual delivery by overnight courier, or (c) three days after mailing by regular first-class mail or certified mail return receipt requested, addressed to each party at the addresses indicated on Schedule I hereto.

8. Governing Law; Jurisdiction; Venue.  This Agreement and all acts and transactions hereunder and all rights and obligations of Lender and Borrower shall be governed by the internal laws (and not the conflict of laws rules) of the State of Texas.  As a material part of the consideration to Lender to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Lender’ option, be litigated in courts located within Texas, and that the exclusive venue therefore shall be Dallas County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

9. Mutual Waiver of Jury Trial.  BORROWER AND LENDER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN LENDER AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF LENDERS OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH LENDERS OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

10. General. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Lender and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement.  There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.  Any Lender may assign all or any part of its interest in this Agreement and the Obligations to any person or entity, or grant a participation in, or security interest in, any interest in this Agreement, without notice to, or consent of, Borrower.  Borrower may not assign any rights under or interest in this Agreement without the Lender’s prior written consent. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one agreement.

“Borrower”	“Lender”
The Great American Food Chain, Inc.

By: /s/ Kevin Johnson	By: /s/ Edward E. Sigmond
Kevin Johnson, Vice President	Edward E. Sigmond

Date: 3/26/11	Date: 4/22/11

Address for notices:	Address for notices:
2808 Cole Avenue	1027 Danforth Ct.
Dallas, Texas 75204	Arlington, TX 76017
Attn:Edward Sigmond	Attn: Edward Sigmond
Fax:(214) 880-0448